EXHIBIT 10.2


                       DEALER AGREEMENT AMONG AVAYA, INC.;
     DISTRIBUTOR, SCANSOURCE, INC. DBA CATALYST TELECOM; AND MFC INTEGRATED
             TECHNOLOGIES, INC. FOR BUSINESS COMMUNICATIONS SYSTEMS


         This Dealer Agreement ("Agreement") is effective as of _________ and is among Avaya Inc. ("Avaya"), a Delaware corporation, with offices at 211 Mount Airy Road, Basking Ridge, New Jersey 07920; MFC Integrated Technologies, Inc., ("Dealer"), a Florida corporation, with its principal place of business at 1301 West Copans Road, Suite F-l, Pompano Beach, FL 33064; and ScanSource, Inc. dba Catalyst Telecom, ("Distributor"), a South Carolina corporation, with its principal place of business at 6 Logue Court, Suite G, Greenville, SC 29615.

 Avaya, Distributor and Dealer hereby agree as follows:

1.0 DEFINITIONS
---------------

         For the purposes of this Agreement, the following terms and their definitions shall apply:

         1.1 "Area" or "Primary Area of Responsibility" means the specific geographic area or market segment in which Dealer has agreed to market Avaya Managed Products in accordance with this Agreement. The agreed upon Area for Dealer is set forth in the Appendix: Area.

         1.2 "Dealer Service" means one or more of those services Dealer may choose to perform itself for Avaya Managed Products in the Area. Dealer Services include system configuration to the End User, installation, warranty, and provision of post-warranty on-site maintenance.

         1.3 "End User" means a third party to whom Dealer markets or sells Avaya Managed Products within the Area for use by such third party in the ordinary course of its business and not for resale; see Section 2.8 of this Agreement for further limitations.

         1.4 "Avaya Managed Product" means a Avaya equipment model identified in a Product Appendix to this Agreement that Dealer has purchased from Distributor and that carries the standard Avaya warranty when resold to an End User. Each Avaya Managed Product consists of one or more Product Components. The set of Product Components that may be used to equip a Avaya Managed Product is determined solely by Avaya.

         1.5 "Avaya Service" means one or more of those services provided by Avaya that Dealer may choose to resell as a Avaya Service Sales Agent, including system configuration, installation, provision of post-warranty and on-site and remote maintenance service, and Professional Services. Avaya Service also includes post-warranty remote maintenance service separate from post-warranty on-site maintenance service, which Dealer may offer in conjunction with Dealer Service.

         1.6 "Product Component" means an item of equipment identified by a Avaya equipment price element code. To the extent that a Product Component contains or consists of any firmware or software, an End User shall have the right to use such firmware or software in accordance with Section 9.0.

         1.7 "Software" means any computer program that is composed of routines, subroutines, instructions, processes, algorithms, and like ideas or know-how, owned by or licensed to Avaya and or one or more of its suppliers, regardless of the medium of delivery, including revisions, patches and updates of the same.

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         1.8 "Territory" means the United States, excluding the Cincinnati Bell
Telephone Company operating area in the states of Ohio, Kentucky and Indiana with respect to all Avaya Managed Products, and excluding the states of Arkansas, Kansas Missouri, Oklahoma and Texas with respect only to DEFINITY(R) ECS and ProLogix(R) products.

         1.9 "Unused Product" means a product or product component originally manufactured by Avaya (or an entity controlled by, controlling or under common control with Avaya), never used, frequently still hi original packaging with original documentation, but which does not carry a Avaya factory warranty because of an improper acquisition of the product or product component such as theft, or sale or resale of the product or product component. Purchase and/or sale of unused product is a violation of this Agreement

2.0 DEALER APPOINTMENT
----------------------

         2.1 Avaya hereby authorizes Distributor to sell to Dealer, for resale to End User customers only who -are within Dealer's Area, the Avaya Managed Products. Dealer's authorized marketing location (s) and shipping location (s) are set forth in the Appendix: Addresses. If Dealer has sold Avaya Managed Products to an End User, and such Avaya Managed Products are installed and used within Dealer's Area, then Dealer may sell limited quantities of Avaya Managed Products for use by that End User outside the Area but in the Territory. With that exception, dealer shall not market or sell Avaya Managed Products outside Dealer's Area. Avaya's authorization is predicated on Dealer's agreement to market the Avaya Managed Products in the Area and to achieve the Area forecast submitted pursuant to Section 6.0 of this Agreement. Avaya Managed Products installed outside the Area will not be considered by Avaya when determining whether Dealer has achieved its annual commitment submitted pursuant to Section
6.0 of this Agreement. Dealer's sales of Avaya Managed Products outside the Area (unless specifically permitted by this Section 2.1), Dealer's failure to limit its marketing efforts and sales of Avaya Managed Products to authorized End-Users, or Dealer's failure to achieve levels of sales acceptable to Avaya in the Area shall, among others, be grounds for termination or nonrenewal of this Agreement.

         2.2 Dealer and Distributor acknowledge that Distributor is obligated to provide Avaya with its best efforts to prevent or cure any breach of this Agreement by Dealer and that if Distributor fails to provide such assistance or if Distributor causes or contributes to such breaches, Avaya has the right to terminate its agreements with Distributor and all subtending Dealer Agreements, including this one. In the event of issues between Dealer and Distributor that do not rise to the level of breaches of this Agreement, but may cause one or the other to terminate this Agreement without cause, both Dealer and Distributor acknowledge that Avaya intends not to become involved in resolving any such issues.

         2.3 Dealer shall have no right to authorize others to resell or market Avaya Managed Products and any such authorization or attempted authorization shall be void and without effect. Dealer's sales of Avaya Managed Products to other resellers shall be grounds for termination or nonrenewal of this Agreement. Except as specifically authorized in writing by Avaya DDM, Dealer is not authorized to employ sales agents (other than an employee of Dealer located at an authorized Dealer marketing location) or other independent contractors to market Avaya Managed Products. Dealer agrees that it has no exclusive right to market the Avaya Managed Products set forth in a Product Appendix hereto in the Area or Territory, and that no franchise is granted to Dealer herein. No payment of any fee or equivalent charge is required of Dealer by Avaya as a condition of this Agreement.

         2.4 Avaya expressly reserves both the right to contract with others to market Avaya Managed Products in the Territory and the Area and to itself directly engage in such marketing.

         2.5 The relationship of the parties under this Agreement shall be, and shall at all times remain, one of independent contractors and not that of franchisor and franchisee, joint venturers, or principal and agent. Neither Dealer nor Distributor shall have any authority to assume or create obligations on behalf of Avaya with respect to Avaya Managed Products, and neither Dealer nor Distributor shall take any action that has the effect of creating the appearance of its having such authority.

         2.6 All persons furnished by Dealer, directly or through a contractor, shall be solely responsible for payment of all their unemployment, Social Security and other payroll taxes including contributions from Dealer

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when required by law. No person furnished by Dealer to sell Products or provide
Services under this agreement shall under any circumstances be deemed to be an employee of Avaya.

         2.7 Dealer may market Avaya Managed Products only from the authorized marketing locations in its Area. During the term of this Agreement, no new or additional Dealer marketing location(s) may be established in or outside of the Area to market Avaya Managed Products without prior written authorization from Avaya,

         2.8 Dealer may not market or sell Avaya Managed Products to any office, department, agency, or defense installation of the United States Government except that Dealer may respond to a request for competitive bids, proposals, or quotations even if Avaya is also responding. Dealer is not appointed or authorized to market or sell Avaya Managed Products to the United States Government by reason of the fact that Dealer has, in the past, sold used or unused products manufactured by Avaya to the United States Government.

3.0 DEALER RESPONSIBILITIES
---------------------------

         3.1 Dealer has previously submitted an "Authorized Dealer Application". Dealer certifies and warrants that, to the best of its knowledge, such information is current, accurate, complete and not misleading. Dealer also agrees during the term of this Agreement to notify Distributor and Avaya immediately in writing and describe in detail any significant or material change in such information.

         3.2 Dealer represents that it has the necessary marketing capabilities, integrity and dedication to sell forecast quantities of complete Avaya business telecommunications systems to End Users located in Dealer's Area. Dealer agrees to devote its best efforts to promote and market Avaya Managed Products to End Users within the Area. Dealer also warrants that it will conduct its business in a manner that reflects favorably on the quality image of Avaya Managed Products and on the good name, goodwill or reputation of Avaya and will not employ deceptive, misleading or unethical practices that are or might be detrimental to Avaya or its Products.

         3.3 Dealer shall not purchase or otherwise obtain Avaya Managed Products for resale from any source other than Distributor unless a Avaya Managed Product is not available from Distributor on a timely basis, in which cases Dealer may purchase that Avaya Managed Product from an authorized alternate source under Avaya's then current alternate sourcing policy. Dealer's purchase or resale of an Unused Product originally manufactured by Avaya that, if purchased from Distributor, would be a Avaya Managed Product under this Agreement, shall be grounds for immediate termination of this Agreement.

         3.4 Dealer shall provide and consistently maintain a staff of adequately trained and competent sales personnel, knowledgeable of the specifications, features and advantages of the Avaya Managed Products. Such personnel shall be made aware of the restrictions on use of Avaya's Information as set forth in Section 8.0. All training that Avaya requires Dealer personnel to undergo that enables Dealer to market and demonstrate Avaya Managed Products effectively shall be provided at no charge to Dealer. All other marketing or Avaya Managed Product training requested by the Dealer and offered by Avaya, will be furnished to Dealer at Avaya's standard rates, terms and conditions.

         3.5 Dealer represents that it has or will acquire the service capabilities necessary to meet Avaya's quality standards for design, installation, and provision of warranty and maintenance on-site services for Avaya Managed Products, if Dealer opts to provide such services. If Dealer chooses to provide Dealer Service, Dealer shall provide and consistently maintain a staff of services personnel, trained on the Avaya Managed Products to Avaya's specifications. Such personnel shall be made aware of the restrictions on use of Avaya's Information as set forth in Section 8.0. All services training that Avaya requires Dealer personnel to undergo, or other services training requested by the Dealer and offered by Avaya, will be furnished to Dealer at Avaya's standard rates, terms and conditions. If Dealer has subcontracted with Avaya to perform all or part of Dealer Service to an End User and Dealer installs unused product (s) manufactured by Avaya but not purchased from DDM as part of that End User's system, in addition to any other remedies available to Avaya, Avaya may terminate any Dealer licenses to use Avaya maintenance software and also terminate its subcontracts with Dealer to perform Dealer Service. If Dealer has sold a . Avaya Managed Product system and a Avaya Post-Warranty Maintenance service contract to an End User, Dealer

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will advise such End User that addition of used and unused product (s) to the
Avaya Managed Product system may void Avaya's warranty and cause Avaya to terminate the service contract.

         3.6 Dealer agrees to purchase and maintain a working Avaya system either as a demonstration model or as Dealer's primary telecommunications system at each of Dealer's principal marketing locations.

         3.7 Dealer shall offer to train those End Users who elect to install their own systems in the effective use of the Avaya Managed Products, including providing any instructional material furnished to Dealer by Avaya. Dealer shall specifically describe to those End Users who elect to install their own systems the sections of such material, including brochures and manuals packaged with the Avaya Managed Products, that describe toll fraud and the precautions an End User can take to prevent toll fraud.

         3.8 Dealer shall inform End Users of the Services available from Dealer.

         3.9 Dealer shall report promptly to Avaya all known or suspected Avaya Managed Product defects or safety problems and keep Avaya informed of End User complaints with respect to Avaya Managed Products or Services.

         3.10 Dealer shall provide Avaya reasonable access to Dealer's premises during normal business hours to inspect and verify Dealer performance of its obligations under this Agreement, including the right to inspect and audit Dealer's records relating to Avaya Managed Product transactions in and out of Dealer's Area, Dealer's purchases and sales of unused products, Distribution Functions and Dealer Services.

         3.11 Dealer shall comply with all applicable requirements of federal, state and local laws, ordinances, administrative rules and regulations, including, by way of illustration and not limitation, all requirements of Part 68 of the Federal Communication Commission's (FCC) Rules and Regulations and the Federal Export Administration Act of 1969, 50 U.S.C. app. Sections 2401-2414.

         3.12 a. To ensure fulfillment of Avaya's Product and Software warranties to End Users, to ensure End User safety, to ensure End Users receive the latest information concerning the use of Avaya Managed Products and enhancements thereto, to maintain End User satisfaction, and to assist Avaya in tracking equipment maintenance obligations and materiel accountability, Dealer agrees to maintain and make available to Avaya on reasonable request an accurate and complete list of Dealer's Avaya Managed Product and Software End Users by name, installation address, the Avaya Managed Product Components furnished to each End User, the transaction date, and all serial numbers associated with the new Avaya Managed Products, Software or new Avaya Managed Product Components. The obligation to maintain and make such information available to Avaya shall survive expiration or termination of this Agreement. Avaya will use this information solely for the purposes set forth in this Section 3.12.

         3.12 b. If Avaya is to install the Products, Dealer shall give the information described in 3.12 a., above, to the Avaya Branch where the End User is located, in the agreed format, as soon as Dealer's order process is completed. This will enable the customer to receive the Avaya Warranty on the new Avaya Managed Products and Software, and if the customer has a Post Warranty Maintenance contract and has like products, the new Avaya Managed Products will automatically be added to that contract when the Warranty expires.

         3.13 Dealer shall keep accurate accounts, books and records relating to the business of Dealer with respect to Avaya Managed Products and Dealer Services in accordance with generally accepted commercial and business accounting principles and practices that are sufficient for Avaya to ascertain Dealer's compliance with its obligations under this Agreement.

         3.14 To maintain Avaya's high standards for End User satisfaction and Avaya Managed Product and Service quality, Dealer agrees to abide by Avaya's Dealer Quality Policy. Dealer agrees to participate in Avaya's Customer Satisfaction Surveys. Avaya may conduct performance reviews of all Dealer responsibilities and Dealer fulfillment of the Avaya Dealer Quality Policy.

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         3.15 By the fifth (5th) business day of each month, in a format to be provided by Avaya to Dealer, Dealer will submit a point-of-sale report of sales made the previous month, by Avaya order code, ZIP code, and quantity.

         3.16 Dealer agrees to immediately deauthorize any employee with password access to Avaya information systems (e.g. Avaya BusinessPartner Websites, and Product Ordering Websites) upon termination of employment. Notification to Avaya Information Administrator shall occur within two (2) business days.

         3.17 Dealer shall have the capability of providing End Users reasonable financing alternatives to facilitate the procurement of Avaya Managed Products and Dealer Services. Dealer shall furnish evidence of such capability to Avaya upon request.

4.0 INSTALLATION. WARRANTY AND POST-WARRANTY SERVICES
-----------------------------------------------------

         4.1 Avaya agrees to furnish any Avaya Services required by End Users purchasing Avaya Products from Dealer, as Dealer requests, until Dealer's installation and maintenance personnel have completed training required under
Section 3.5, above, to the satisfaction of Avaya. During such interim period, Dealer agrees to propose only Avaya Services or those of an Authorized Avaya Service provider in connection with each End User purchase of Avaya Products under this Agreement, and Dealer will apply for appointment as a Avaya Service Sales Agent. Once Dealer has completed the necessary training, any installation, warranty or post-warranty Services required by End Users purchasing Products from Dealer may be furnished by Dealer. To ensure the provision of high quality installation and post-warranty Services to End Users, Dealer shall: (i) perform Services directly and not, unless expressly authorized in writing by Avaya, through a non-Avaya independent contractor or agent; (ii) be adequately trained; and (iii) perform such Services competently and in accordance with any applicable Avaya standards. The indemnity obligations of Dealer under Section
13.1 shall apply to any Services furnished by Dealer to End Users. If Dealer desires to have Avaya perform installation and post warranty Services for Dealer's End Users, Dealer may apply for appointment as a Avaya Service Sales Agent.

         4.2 Replacement, spare or maintenance Product Components required by Dealer, to the extent that Avaya in its sole discretion makes such Product Components available, can be purchased either directly from Avaya pursuant to this Agreement or through Avaya's National Parts Sales Center (NPSC). In the event Dealer elects to purchase such Product Components from the NPSC, such purchases shall be at the prices, terms and conditions established by the NPSC. Replacement, spare and maintenance Product Components provided to Dealer or purchased by Dealer under this Agreement may, at Avaya's option, be either new or refurbished.

         4.3 Avaya's appointment of Dealer to market Avaya Products hereunder is predicated on Dealer's agreement that it will hold itself out as authorized by Avaya to provide Services only as to Avaya Products hereunder and will, to the sole satisfaction of Avaya, clearly distinguish its authorization to provide Services for such Avaya Products and its lack of authorization to provide Services for other Avaya-manufactured equipment. Dealer also agrees to inform End Users of such distinction in Dealer's marketing (including brochures or other printed or written materials) of Avaya Products and of any other Avaya equipment. In addition to any other events of termination set forth in this Agreement, Dealer's failure to distinguish between its authorization to offer Services as to Avaya Products and its lack of authorization to offer Services as to other Avaya equipment or to inform End Users of such distinction shall entitle Avaya to terminate this Agreement upon written notice to Dealer.

         4.4 Dealer may incorporate Avaya's remote maintenance support features in all its Services Offers to End Users. Avaya will serve as Dealer's subcontractor for such remote maintenance. NO LICENSE IS GRANTED, AND NO TITLE OR OTHER OWNERSHIP RIGHTS IN AVAYA'S INTELLECTUAL PROPERTY RELATED TO AVAYA'S PROVISION OF REMOTE MAINTENANCE SUPPORT SHALL PASS TO DEALER UNDER THIS AGREEMENT OR AS A RESULT OF ANY PERFORMANCE HEREUNDER. Dealer agrees to provide Avaya with accurate information on End User port capacity, software attachments, and other information required in order for Avaya to invoice Dealer accurately for such remote support. Failure to provide such accurate information or to update it on a timely basis shall entitle Avaya to terminate this Agreement upon written notice to Dealer. Connection of unused product (s) manufactured by Avaya but not purchased from DDM as part of an End User's

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system may, in addition to any other remedies available to Avaya, permit Avaya to terminate any Dealer licenses to use Avaya maintenance software and also to terminate all its subcontract (s) with Dealer to perform Dealer Service.

5.0 PRODUCT. PRODUCT COMPONENTS. AND SOFTWARE LICENSE CHANGES
-------------------------------------------------------------

         5.1 Avaya may without the consent of Dealer, but with ninety (90) days advance written notice to Dealer, delete any Avaya Managed Product from any Product Appendix and, upon thirty (30) days advance written notice to Dealer, delete any Avaya Managed Product Component listed in Product Appendix.

         5.2 Avaya may, at any time without advising Dealer, make changes in the Avaya Managed Products or Avaya Managed Product Components or modify the drawings and specifications relating thereto, or substitute Avaya Managed Products or Avaya Managed Product Components of later design to fill an order, provided the changes, modifications or substitutions under normal and proper use do not adversely impact upon form, fit or function or are recommended by Avaya to enhance safety

6.0 DEALER FORECAST AND REPORTS
-------------------------------

         6.1 Upon execution of this Agreement and annually thereafter, Dealer shall submit to Avaya a forecast of total Avaya Managed Product orders to be placed by Dealer during the next twelve months, the "annual commitment". The annual commitment must specify, for each quarter, the total unit quantities of each Avaya Managed Product construct (i.e., average configuration of Avaya Managed Product Components in an initial End User installation of a Avaya Managed Product model) to be ordered.

         6.2 Avaya may reject any annual commitment submitted by Dealer if, in Avaya's sole judgment, such commitment does not project either: (1) the level of Avaya Managed Product orders Avaya reasonably requires of Dealer to achieve its marketing objectives in the Area; or (2) a realistic assessment of Dealer's potential successful marketing opportunities in the Area during the forecast period. Avaya shall notify Dealer in writing within thirty (30) days of receipt of Dealer's forecast if Avaya has rejected such forecast or it will be deemed to have been accepted by Avaya.

         6.3 Dealer shall submit the annual commitment of Avaya Managed Product orders and actual Avaya Managed Product installation data specified in Section
3.12 in a format specified by Avaya.

7.0 INSURANCE
-------------

         Dealer shall maintain, during the term of this Agreement, all insurance and bonds required by any applicable law, including but not limited to: (1) workers' compensation insurance as prescribed by the laws of all states in which work pursuant to this Agreement is performed; (2) employer's liability insurance with limits of at least $ 1 million per occurrence; and (3) comprehensive personal liability insurance coverage (including products liability coverage and comprehensive automobile liability coverage) with limits of at least $1 million for bodily injury, including injury to any one person and $ 1 million on account of any single occurrence, and $ 1 million for each occurrence of property damage, or in lieu of such limits, bodily injury and property damage liability insurance (including products liability and comprehensive automobile coverage) with a combined single limit of at least $2 million per occurrence. Dealer shall name Avaya as an Additional Insured on all such policies. Upon request of Distributor or Avaya, Dealer shall furnish adequate proof of such insurance.

8.0 USE OF INFORMATION
----------------------

         All technical and business information, National List prices, discounts or rebates, and trade secrets in any form, furnished to any party under or in contemplation of this Agreement and identified as or known by the receiving party or parties to be proprietary to the furnishing party (all hereinafter designated "Information") shall remain the property of the furnishing party. Unless the furnishing party otherwise expressly agrees in writing, such
Information: (i) shall be treated in confidence by the receiving party or parties and used only for the purposes of performing the receiving party's or parties' obligations under this Agreement; (ii) shall not be disclosed to anyone, except to employees of the receiving party or parties and End Users to whom such disclosure is necessary to the use for which

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rights are granted hereunder; (iii) shall not be reproduced or copied in whole or in part, except as necessary for use as authorized in this Agreement; and
(iv) shall, together with any copies thereof, be returned, be destroyed or, if recorded on an erasable storage medium, be erased when no longer needed or when this Agreement terminates, whichever occurs first. Any copies made as authorized herein shall contain the same copyright notice or proprietary notice or both that appear on the Information copied. The above conditions do not apply to any part of the Information (i) which is or becomes known to the receiving party or parties free of any obligation to keep same in confidence; (ii) which is or becomes generally available to the public without breach of this Agreement; or
(iii) which is independently developed by the receiving party or parties. The obligation of confidentiality and restrictions on use of Information shall exist for a period of (i) two (2) years after the termination of this Agreement, or
(ii) seven (7) years after the receipt of such Information, whichever is longer.

9.0 SOFTWARE LICENSE
--------------------

         9.1 Upon delivery of Avaya Managed Product firmware or Software to Dealer, Avaya grants to Dealer-a personal and non-exclusive right to use such licensed materials ("Licensed Materials") in the Area solely in connection with its personal use of such Avaya Managed Product firmware or Software, including testing of, training on or demonstration of such Avaya Managed Product. NO TITLE OR OTHER OWNERSHIP RIGHTS IN INTELLECTUAL PROPERTY OR OTHERWISE IN THE LICENSED MATERIAL OR ANY COPY THEREOF SHALL PASS TO DEALER UNDER THIS AGREEMENT OR AS A RESULT OF ANY PERFORMANCE HEREUNDER.

         9.2 Dealer agrees: (i) to make only those copies of Software necessary for its personal use under this Agreement and to assure that such copies contain any proprietary or copyright notice appearing on the Software being copied; (ii) not to reverse engineer, decompile or disassemble the Licensed Materials or otherwise attempt to learn the source code, structure, algorithms or ideas underlying the Licensed Materials; (iii) not to export the Licensed Materials out of the Area and (iv) not to use the Software directly for any third person or permit any third person to use the Software except as necessary under this Agreement.

         9.3 Use of Licensed Materials is subject to the terms and conditions of an End User License Agreement between Avaya and End User, and may also be subject to license agreements between third party software providers and End User. Avaya further grants to Dealer the right to furnish Licensed Materials to End Users coincident with the sale of Avaya Products utilizing such Licensed Materials. Except for those Licensed Material which come with a shrink-wrap (break-the-seal) software license agreement, the Avaya End User Software License associated with each Managed Product is set forth in the appropriate Product Appendix. Dealer agrees (a) to deliver the license agreements without alteration to each End User prior to or contemporaneously with the delivery of the Licensed Materials to that End User, (b) to maintain contemporaneous written records of each such delivery, (c) to obtain written acceptance of the Avaya License Agreement unless the Licensed Materials are covered by a shrink wrap license agreement that was delivered to the customer, and (d) make a copy of the written acceptance of each End User Software license available to Avaya on request.

         9.4 Avaya may at any time without advising Dealer, change the terms of the End-User Software License.

         9.5 Avaya may terminate the Software License granted to Dealer hereunder upon twenty-four(24) hours written notice if Dealer has: (i) become insolvent, invoked as a debtor any laws relating to the relief of debtors' or creditors' rights, or has had such laws invoked against it; (ii) become involved in any liquidation or termination of its business; (iii) been involved in an assignment for the benefit of its creditors; (iv) sold or attempted to resell Avaya Products to any third party other than an End User without Avaya's written consent; (v) appointed or attempted to appoint any unauthorized agent or unauthorized manufacturer's representatives for Avaya Products; (vi) sold or attempted to resell any Avaya Products not previously authorized by its Dealer Agreement or that are obtained from a source other than Distributor; (vii) remotely accessed PBX locations maintained by Avaya directly; (viii) activated software features without compensation to Avaya.

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10.0 TRADEMARKS
---------------

          10.1. As used in this Agreement, "Licensed Trademarks" means those certain Avaya designated trademarks, insignia and symbols which are associated with the Avaya Managed Products.

          10.2. Avaya hereby grants to Dealer a limited nonexclusive, non-transferable license and right to use the Licensed Trademarks (i) for use in connection with the advertisement, promotion, sale or marketing of Avaya Managed Products, (ii) subject to the terms and conditions of this Section and (iii) solely in the Area.

         10.3. Dealer shall apply the Licensed Trademarks only to materials which have been created, in accordance with the standards of quality in materials, design, workmanship, use, advertising and promotion set forth in the Trademark Guidelines, or to materials which Avaya has otherwise approved in writing. The Trademark Guidelines are Proprietary Information of Avaya.

         10.4. Avaya shall have the right to conduct during regular business hours an examination of materials created by Dealer or its contractors and suppliers to determine compliance of such materials with the applicable Trademark Guidelines. If at any time such materials shall fail to conform in any material respect with the standards of quality in materials, design, workmanship, use, advertising, and promotion set forth in such Trademark Guidelines, Avaya or its authorized representative shall so notify Dealer. Upon such notification Dealer shall promptly cease using the Licensed Trademarks on such materials and not distribute or publicize such nonconforming materials until the standards of quality contained in the applicable Trademark Guidelines have been met.

         10.5. Avaya acknowledges that it owns the Licensed Trademarks and all registrations and applications therefor in the US and throughout the world but makes no warranties regarding the validity or enforceability of said Licensed Trademarks.

         10.6. Dealer is not authorized to use the Licensed Trademarks in any manner or media except as set forth herein.

         10.7. Dealer shall comply with conditions set forth in the Trademark Guidelines or otherwise established in writing from time-to-time by Avaya with respect to the style, appearance and manner of use of the Licensed Trademarks. Any use of the Licensed Trademarks not specifically provided for by such conditions shall be adopted by Dealer only upon prior approval in writing by Avaya. In addition, Avaya may request that a notice or notices acceptable to Avaya be used on the materials bearing the Licensed Trademarks to identify the licensed use under this Agreement and the proprietary rights of Avaya.

         10.8. All materials using Licensed Trademarks shall be subject to prepublication review and approval, at least one month prior to publication with respect to, but not limited to, content, style, appearance, composition, context, timing, media (including but not limited to broadcast fax, placement on a web site, Yellow Pages, or any other advertising or marketing medium), and geographic distribution plans. One copy of all such marketing material shall be provided to Avaya (Attention: DDM Identity Manager, Avaya, 211 Mt. Airy Rd., Basking Ridge, NJ 07920) at least (1) month prior to publication. Avaya agrees to use its reasonable commercial efforts to complete such prepublication review and approval within ten (10) business days of receipt thereof.

         10.9. The Licensed Trademarks are not to be used by Dealer in any way to imply Avaya's endorsement of products, services or materials, other than those furnished to Dealer pursuant to this Agreement. Dealer will not alter or remove any of the Licensed Trademarks applied to a Avaya Product, without the prior written approval of Avaya.

         10.10. Dealer further agrees not to register in any country any name or mark identical to or confusingly similar to the Licensed Trademarks.

 8NEDA6I Indirect

11.0 PRODUCT WARRANTY
---------------------

          11.1 Dealer may, but is not required to, provide warranties and remedies in addition to but not less than the warranties and remedies set forth in Section 11.2. Dealer shall inform the End User of Avaya's Limitation of Liability as set forth in Section 12 of this Agreement, in a reasonable manner. Avaya has warranted to Distributor the title of the Avaya Managed Products purchased by Distributor from DDM and resold to Dealer under this Agreement. This warranty of title is the only warranty provided to Dealer.

         11.2 Dealer shall, before or at the time of delivery of Avaya Managed Products, advise an End User of the following:

              (i) that the Avaya Managed Products may contain remanufactured parts that are equivalent to new in performance and appearance;

              (ii) that there is a toll fraud exclusion in Avaya's warranty, with a specific reference to the words of that exclusion and an explanation of the meaning of those words;

              (iii) that the Avaya Managed Products are warranted to the end user on the Delivery or In-Service Date, whichever is applicable, and for a period of one (1) year thereafter to operate in accordance with Avaya's standard published specifications; and if any Avaya Managed Products are not operational during the warranty period, that the End User shall notify the Dealer who at its option will replace or repair those Avaya Managed Products without charge. Replaced Avaya Managed Products become the property of Dealer; and

              (iv) THAT AVAYA AND ITS AFFILIATES AND SUPPLIERS MAKE NO OTHER WARRANTIES EXPRESS OR IMPLIED AND SPECIFICALLY DISCLAIM ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

         11.3 EXCEPT FOR THE WARRANTY OF TITLE TO DISTRIBUTOR AND THE LIMITED PRODUCT WARRANTY TO DEALER'S END USERS REFERENCED IN THIS SECTION, AVAYA, ITS AFFILIATES AND SUPPLIERS MAKE NO WARRANTIES EXPRESS OR IMPLIED AND SPECIFICALLY DISCLAIM ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

         11.4 The indemnity obligations of Dealer under Section 13.1 shall apply to Dealer's provision of End User warranty assistance services and to any failure to refer to and explain the toll fraud exclusion to an End User. Dealer may return Avaya Managed Products replaced under Section 11.2 (iii) to Avaya for replacement by Avaya.

12.0 LIMITATION OF LIABILITY
----------------------------

         EXCEPT FOR PERSONAL INJURY AND EXCEPT FOR THE LIABILITY EXPRESSLY ASSUMED BY AVAYA UNDER SECTIONS 13 AND 14 OF THIS AGREEMENT, THE LIABILITY OF AVAYA AND ITS PARENT OR AFFILIATES FOR ANY CLAIMS, LOSSES, DAMAGES OR EXPENSES FROM ANY CAUSE WHATSOEVER (INCLUDING CLAIMS OF INFRINGEMENT AND ACTS OR OMISSIONS OF THIRD PARTIES) REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED THE LESSER OF THE DIRECT DAMAGES PROVEN OR THE REPAIR, REPLACEMENT COSTS (INCLUDING THE COSTS OF COVER) OR PURCHASE PRICE OF THE PRODUCTS OR SERVICE THAT DIRECTLY GIVES RISE TO THE CLAIM. IN NO EVENT SHALL AVAYA OR ITS PARENT OR AFFILIATES BE LIABLE TO DEALER OR TO ANY OTHER COMPANY OR ENTITY FOR ANY INCIDENTAL, RELIANCE, CONSEQUENTIAL OR ANY OTHER INDIRECT LOSS OR DAMAGE (INCLUDING LOST PROFITS OR REVENUES OR CHARGES FOR COMMON CARRIER TELECOMMUNICATION SERVICES OR FACILITIES ACCESSED THROUGH OR CONNECTED TO PRODUCTS ["TOLL FRAUD"]) ARISING OUT OF THIS AGREEMENT. NO ACTION OR PROCEEDING AGAINST AVAYA MAY BE COMMENCED MORE THAN TWELVE (12) MONTHS AFTER THE CAUSE OF ACTION ACCRUES. THIS SECTION SHALL SURVIVE FAILURE OF AN EXCLUSIVE REMEDY.

9NEDA6I Indirect

         EXCEPT FOR PERSONAL INJURY, THE LIABILITY OF DEALER AND ITS PARENT OR AFFILIATES FOR ANY CLAIMS, LOSSES, DAMAGES OR EXPENSES FROM ANY CAUSE WHATSOEVER (INCLUDING CLAIMS OF INFRINGEMENT AND ACTS OR OMISSIONS OF THIRD PARTIES) REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED THE LESSER OF THE DIRECT DAMAGES PROVEN OR THE REPAIR, REPLACEMENT COSTS (INCLUDING THE COSTS OF COVER) OR PURCHASE PRICE OF THE PRODUCTS OR SERVICE THAT DIRECTLY GIVES RISE TO THE CLAIM. IN NO EVENT SHALL DEALER OR ITS PARENT OR AFFILIATES BE LIABLE TO AVAYA OR TO ANY OTHER COMPANY OR ENTITY FOR ANY INCIDENTAL, RELIANCE, CONSEQUENTIAL OR ANY OTHER INDIRECT LOSS OR DAMAGE (INCLUDING LOST PROFITS OR REVENUES OR CHARGES FOR COMMON CARRIER TELECOMMUNICATION SERVICES OR FACILITIES ACCESSED THROUGH OR CONNECTED TO PRODUCTS ["TOLL FRAUD"]) ARISING OUT OF THIS AGREEMENT. NO ACTION OR PROCEEDING AGAINST DEALER MAY BE COMMENCED MORE THAN TWELVE (12) MONTHS AFTER THE CAUSE OF ACTION ACCRUES. THIS SECTION SHALL SURVIVE FAILURE OF AN EXCLUSIVE REMEDY.

13.0 INDEMNITY
--------------

         13.1 Unless Dealer's liability is otherwise limited or excluded in other sections of this Agreement, Dealer will indemnify Avaya for the full amount of any settlement or final judgment that arises out of a claim or suit by a third party to the extent that such claim or suit is based on strict tort liability, breach of a warranty provided by Dealer, or the intentional or negligent acts or omissions of Dealer. Dealer's obligation to indemnify Avaya will be reduced in proportion to which the settlement or final judgment is attributable to the strict tort liability of Avaya, breach of a Avaya warranty, or the intentional or negligent acts or omissions of Avaya, unless liability for such acts or omissions of Avaya is otherwise excluded in other sections of this Agreement, or the negligent acts or omissions of any other third party not under Dealer's direct control. Dealer's obligation to indemnify Avaya shall be contingent upon: (1) Avaya promptly notifying Dealer in writing of the existence of any claim or suit that may result in a settlement or judgment for which Dealer may be obligated to indemnify Avaya; (2) Avaya giving Dealer full opportunity and authority to assume sole responsibility to settle and defend any such claim or suit; and (3) Avaya furnishing to Dealer upon reasonable request all information and assistance that Dealer deems to be reasonably required to settle or defend such claim or suit. Dealer will also indemnify Avaya for the full amount of any settlement or final judgment that arises out of a claim or suit by a third party based on Dealer's establishment of its relationship with Avaya, whatever the nature of the claim or suit These indemnities are in lieu of all other obligations of Dealer, express or implied, in law or in equity, to indemnify Avaya for claims or suits covered by this section. Dealer's liability to indemnify Avaya shall in no event exceed $500,000.

         13.2 Unless Avaya's liability is otherwise limited or excluded in other sections of this Agreement, Avaya will indemnify Dealer for the full amount of any settlement or final judgment that arises out of a claim or suit by a third party to the extent that such claim or suit is based on the strict tort liability of Avaya, breach of a Avaya warranty, or the intentional or negligent acts or omissions of Avaya, unless liability for such acts or omissions of Avaya is otherwise excluded in other sections of this Agreement, or the negligent acts or omissions of any other third party not under Dealer's direct control. Avaya's obligation to indemnify Dealer shall be reduced in proportion to which the settlement or final judgment is attributable to the strict tort liability of Dealer, breach of a Dealer warranty, or the intentional or negligent acts or omissions of Dealer or any other third party not under Avaya's direct control. Avaya's obligation to indemnify Dealer will be contingent upon: (1) Dealer promptly notifying Avaya in writing of the existence of any claim or suit that may result in a settlement or final judgment for which Avaya may be obligated to indemnify Dealer; (2) Dealer giving Avaya full opportunity and authority to assume sole responsibility to settle or defend any such claim or suit; and (3) Dealer furnishing to Avaya upon reasonable request all information and assistance available to Dealer that Avaya deems to be reasonably required to settle or defend such claim or suit. THIS INDEMNITY IS IN LIEU OF ALL OTHER OBLIGATIONS OF AVAYA, EXPRESS OR IMPLIED, IN LAW OR IN EQUITY, TO INDEMNIFY DEALER FOR CLAIMS OR SUITS COVERED BY THIS SECTION. AVAYA'S LIABILITY TO INDEMNIFY DEALER SHALL IN NO EVENT EXCEED $500,000.

         13.3 The party electing to take responsibility for settling or defending any claim or suit covered by this Section 13.0 will be responsible for the attorney's fees and costs incurred by said party to settle or defend such claim or suit.

10NEDA6I Indirect

14.0 INFRINGEMENT
-----------------

         14.1 Avaya will defend or settle, at its own expense, any action brought against Dealer or an End User, to the extent that it is based on a claim that the normal use or sale of any Avaya Managed Products provided under this Agreement infringe any United States patent, trademark or copyright, that any licensed materials provided under this Amendment infringe any United States copyright or violate the trade secret of a third party. Avaya will pay those costs, damages and attorneys' fees finally awarded against Dealer or an End User in any such action attributable to any such claim, but such defense, settlements and payments are conditioned on the following: (i) that Avaya shall be notified promptly in writing by Dealer or an End User of any such claim; (ii) that Avaya shall have sole control of the defense of any action on such claim and of all negotiations for its settlement or compromise; (iii) that Dealer or End User shall cooperate in a reasonable way to facilitate the settlement or defense of such claim, and that Dealer or End User has made no statement or taken any action that might hamper or undermine Avaya's defense or settlement; (iv) that such claim does not arise from modifications to Avaya Managed Products or licensed materials not authorized by Avaya or from use or combination of the Avaya Managed Products with software and/or apparatus or -equipment not supplied or specified by Avaya; (v) that such claim does not arise from adherence to Dealer's or End User's instructions or the use of items, materials or information of Dealer's or End User's origin, design or selection; and (vi) that should Avaya Managed Products or licensed materials become, or in Avaya's opinion, be likely to become, the subject of such claim of infringement, men Dealer or End User shall permit Avaya, at Avaya's option and expense, either to:
(1) procure for Dealer or End User the right to continue using the Avaya Managed Products or licensed materials, or (2) replace or modify the same so that it is not subject to such claim and is functionally equivalent or (3) upon failure of
(1) and (2) above despite the reasonable efforts of Avaya, remove the infringing Avaya Managed Product or terminate Dealer's or End User's rights under the license and refund the purchase price or fee paid less a reasonable allowance for use, damage and obsolescence. In the event that a claim of infringement arises for which the liability of Avaya is excepted under (iv) or (v) above, Dealer or End User will defend and save Avaya harmless to the same extent and subject to the same limitations as apply to Avaya when Avaya is liable hereunder. This Section 14.0 states the entire liability of Avaya with respect to infringement by Avaya Managed Products or licensed materials provided hereunder.

15.0 TERMINATION OF AGREEMENT
-----------------------------

         15.1 Unless a party gives written notice of its intent not to renew to the other parties ninety (90) days in advance of the termination date, this Agreement will automatically renew for an additional one year term. Any party may terminate this Agreement without cause on ninety (90) days notice, except that all parties agree not to terminate this Agreement without cause during the first six months of the initial term of this Agreement.

         15.2 Avaya may terminate this Agreement upon thirty (30) days prior written notice to Dealer and Distributor if: (i) Dealer markets or sells Avaya Managed Products outside the Area except as specifically permitted in Section 2.1; (ii) Dealer fails to limit its marketing efforts to authorized locations or End-Users as defined in Section 1.3; (iii) Dealer fails to make reasonable commercial efforts to achieve levels of sales that comply with the Avaya Managed Product forecasts for the Area submitted pursuant to Section 6.0; (iv) Dealer fails to provide an acceptable quality of service to End Users; or (v) there occurs any material change in the management or control of Dealer; (vi) Dealer fails to provide accurate and complete information on the "Authorized Dealer Application".

         15.3 Except as otherwise provided in this Agreement, either party may terminate this Agreement upon thirty (30) days prior written notice if the party has defaulted in the performance or has breached its obligations under this Agreement, and such breach or default remains uncured for a period of twenty
(20) business days following receipt of notice of such breach or default.

         15.4 Avaya or Distributor may terminate this Agreement upon twenty-four
(24) hours written notice if Dealer has: (i) become insolvent, invoked as a debtor any laws relating to the relief of debtors' or creditors' rights, or has had such laws invoked against it; (ii) become involved in any liquidation or termination of its business; (iii) been involved in an assignment for the benefit of its creditors; (iv) sold or attempted to resell Avaya Managed Products to any third party other than an End User; (v) appointed or attempted to appoint any unauthorized agent or unauthorized manufacturer's representatives for Avaya Managed Products; (vi) purchased from a source other than Distributor, sold or attempted to resell any unused products manufactured by Avaya that, if purchased from DDM



1lNEDA6IIndirect
through Distributor, would be a Avaya Managed Product under this Agreement;
(vii) remotely accessed PBX locations maintained by Avaya directly; (viii) activated software features without compensation to Avaya when compensation is due to Avaya; (ix) misrepresented, by statement or by omission, Dealer's authority to resell under this or any other written agreement with Avaya that is limited to specific Avaya Managed Products or services, by stating or implying, by use of a Avaya Mark or otherwise, that the authority granted in this or such other agreement applies to any Avaya Managed Product or service not covered by this or such other agreement, or (x) failed to comply with Avaya's guidelines for the proper use of Avaya's Marks.

         15.5 Dealer may terminate this Agreement on twenty-four (24) hours written notice if Avaya or Distributor has: (i) become insolvent, invoked as a debtor any laws relating to the relief of debtors' or creditors' rights, or has had such laws invoked against it; or (ii) become involved in any liquidation or termination of its business; (iii) been involved in an assignment for the benefit of its creditors.

         15.6 Notwithstanding such termination rights, each party reserves all of its legal rights and equitable remedies, including without limitation those under the Uniform Commercial Code.

         15.7 No party shall be liable to any other on account of termination of this Agreement, either for compensation or for damages of any kind or character whatsoever, on account of the loss by Avaya, Distributor or Dealer of present or prospective profits on sales or anticipated sales, good will, or expenditures, investments or commitments made in connection therewith or in connection with the establishment, development or maintenance of Distributor's or Dealer's business.

16.0 EFFECTS OF TERMINATION
---------------------------

         Upon termination or expiration of this Agreement, Dealer shall immediately:

         16.1 discontinue any and all use of Marks, including but not limited to such use in advertising or business material of Dealer, except to identify the Avaya Managed Products; which Dealer may have in inventory at the time of termination, Dealer may continue using Marks as authorized in this Agreement for an additional ninety (90) days for the limited purpose of marketing such inventory to End Users after termination is effective;

         16.2 remove and return to Avaya or destroy at Avaya's request, any and all promotional materials supplied without charge by Avaya except those necessary for the limited purpose of marketing existing Dealer inventory pursuant to Section 16.1;

         16.3 return all Avaya proprietary Information, Licensed Materials and Software, except that which Avaya determines is necessary to operate and maintain previously furnished Avaya Managed Products;

         16.4 cease holding itself out, in any manner, as a Avaya authorized Dealer of the Avaya Managed Products; and

         16.5 notify and arrange for all publishers and others (including, but not limited to, publisher of telephone and business directories) who may identify, list or publish Dealer's name as a Avaya authorized Dealer of Avaya Managed Products, to discontinue such listings.



17.0 SURVIVAL OF OBLIGATIONS
----------------------------

         The respective obligations of Dealer and Avaya under this Agreement that by their nature would continue beyond the termination, cancellation or expiration of this Agreement, shall survive termination, cancellation or expiration hereof, such as, by way of example only, the obligations pursuant to the following Sections: USE OF INFORMATION, LICENSE, TERMINATION OF AGREEMENT, LIMITATION OF LIABILITY, INDEMNITY and TRADEMARKS.

12NEDA6I Indirect

18.0 FORCE MAJEURE
------------------

         Except for Dealer's obligation to make timely payments, neither party shall be held responsible for any delay or failure in performance to the extent that such delay or failure is caused by fires, embargoes, explosions, labor disputes, government requirements, civil or military authorities, acts of God, inability to secure raw materials or transportation facilities, acts or omissions of carriers or suppliers or any other causes beyond the parties' control whether or not similar to the foregoing.

19.0 SEVERABELITY
-----------------

         If any section, or clause thereof, in this Agreement is held to be unenforceable, then the meaning of such section or clause will be construed so as to render it enforceable, to the extent feasible; and if no reasonable interpretation would save such section or clause, it will be severed from this Agreement and the remainder will remain in full force and effect. However, in the event such section or clause is considered an essential element of -this Agreement by either Avaya or Dealer, the parties shall promptly negotiate a replacement therefor.

20.0 ASSIGNMENT
---------------

         Dealer shall not assign any right or interest under this Agreement or delegate any work or other obligation to be performed or owed by Dealer under this Agreement without the prior written consent of Avaya, which consent shall not be unreasonably withheld. Any assignment or delegation by Dealer without such consent shall be void and ineffective. By the provision of notice thereof in accordance with this Agreement, Avaya shall have the right to assign this Agreement and to assign its rights and delegate its obligations and liabilities under this Agreement, either in whole or in part (an "Assignment"), to any entity that is, or that was immediately preceding such Assignment, a current subsidiary, business unit, division or other affiliate of Avaya. The notice of Assignment shall state the effective date thereof. Upon the effective date and to the extent of the Assignment, Avaya shall be released and discharged from all obligations and liabilities under this Agreement. Such Assignment, release and discharge shall be complete and shall not be altered by the termination of the affiliation between Avaya and the entity assigned rights or delegated obligations and liabilities under this Agreement.


21.0 NON-WAIVER
---------------

         No course of dealing, course of performance or failure of either party strictly to enforce any term, right or condition of this Agreement shall be construed as a waiver of any term, right or condition.

22.0 CHOICE OF LAW AND DISPUTES
-------------------------------

         22.1 The construction, interpretation and performance of this Agreement shall be governed by the local laws of the State of New York.

         22.2 Any controversy or claim, whether based on contract, tort, strict liability, fraud, misrepresentation, or any other legal theory, related directly or indirectly to this Agreement (the "Dispute") shall be resolved solely in accordance with the terms of this Section, except as set forth in paragraph 22.4 below.

         22.3 If the Dispute cannot be settled by good faith negotiation between the parties, Avaya and Dealer will submit the Dispute to non-binding mediation. If the parties do not agree otherwise, the American Arbitration Association will be used for the mediation. Dealer and Distributor will share equally all costs and expenses of the mediation. Each will bear its own attorney costs, and internal preparation costs of the mediation. The parties and their representatives shall hold the existence, content and result of the mediation in confidence. If complete agreement cannot be reached within sixty (60) days of submission to mediation, either party may commence litigation. The parties and their representatives shall hold the existence, content and result of the mediation in confidence.

13NEDA6I Indirect

         22.4 Unless both parties agree otherwise, Disputes relating to Dealer's compliance with Section 10 of this Agreement (Trademarks) shall be exempt from the dispute resolution processes described in this Section.

23.0 NOTICES
------------


         All notices under this Agreement shall be in writing and shall be given in person, by facsimile, by receipted courier or by certified U.S. mail, addressed to the addresses set forth at the beginning of this Agreement or to such other address as either party may designate by written notice to the other. All written notices sent by mail shall be sent first class or better, postage prepaid. All notices shall be deemed to have been given on the earlier of the date actually received or the fifth day after mailing.

24.0 TERM
---------

         This Agreement shall be effective as of December 22, 2000, and shall have a term of two years beginning on said date.

25.0 USE OF WEBSITE
-------------------

         The terms of Web Site Use appearing on any Avaya Website used by Dealer, as such terms may be amended from time to time, are hereby incorporated by reference into this Agreement as if set forth herein.

26.Q ENTIRE AGREEMENT
---------------------

           The terms and conditions contained in this Agreement supersede all prior oral or written understandings among the three parties and constitute the entire Agreement between them concerning the subject matter of this Agreement and shall not be contradicted, explained or supplemented by any course of dealing between Avaya or any of its affiliates and Distributor and any of its affiliates or Dealer or any of its affiliates. This Agreement shall not be modified or amended except by writing signed by an authorized representative of the party to be charged.


         IN WITNESS WHEREOF the parties have caused this Agreement to be signed by their duly authorized representatives.


  Avaya Inc.                                   ScanSource, Inc.
                                               dba Catalyst Telecom


  By: /s/ Mike McNamee                         By: /s/ John Black
      ---------------------------                  ---------------------------
      Name:  Mike McNamee                          Name:  John Black
      Title: National Contractor & Mgr.            Title: President
      Date:  12/22/00                              Date:  11/29/00

MFC Integrated Technologies, Inc.


[GRAPHIC OMITTED][GRAPHIC OMITTED]


By: /s/ Mark Antonucci
   ------------------------------
   Name:  Mark Antonucci
   Title: CEO
   Date:  11-28-00



[GRAPHIC OMITTED][GRAPHIC OMITTED]




11/14/2000 NEDA6I Indirect                                                  15